SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2004

Charter Communications Holdings, LLC
Charter Communications Holdings Capital Corporation
(Exact name of registrants as specified in their charters)

Delaware
Delaware
(State or Other Jurisdiction of Incorporation or Organization)

333-77499 333-77499-01	43-1843179 43-1843177
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrants' telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 8.01. OTHER EVENTS.

On December 15, 2004, indirect subsidiaries of Charter Communications Holdings, LLC and Charter Communications Holdings Capital Corporation, CCO Holdings, LLC and CCO Holdings Capital Corp., issued $550 million Senior Floating Rate Notes due 2010 (the "Notes"). The Notes have a six-year term and have an annual interest rate of LIBOR plus 4.125%, reset and payable quarterly. The entirety of the Indenture governing the notes, the Registration Rights Agreement and the press release appearing in Exhibit 99.1 hereto is not filed but furnished pursuant to Regulation FD.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibit is filed pursuant to Item 8.01:

Exhibit Number	Description
10.1

Indenture dated as of December 15, 2004 among CCO Holdings, LLC, CCO Holdings Capital Corp. and Wells Fargo Bank, N.A., as trustee. (Incorporated by reference to Exhibit 10.1 to the current report on Form 8-K of CCO Holdings, LLC and CCO Holdings Capital Corp. filed on December 20, 2004 (File No. 333-112593)).

10.2

Exchange and Registration Rights Agreement dated December 15, 2004. (Incorporated by reference to Exhibit 10.1 to the current report on Form 8-K of CCO Holdings, LLC and CCO Holdings Capital Corp. filed on December 20, 2004 (File No. 333-112593)).

99.1

Press release dated December 15, 2004. (Incorporated by reference to Exhibit 99.1 to the current report on Form 8-K of CCO Holdings, LLC and CCO Holdings Capital Corp. filed on December 20, 2004 (File No. 333-112593)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications Holdings, LLC and Charter Communications Holdings Capital Corporation have duly caused this Current Report to be signed on their behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS HOLDINGS, LLC
Registrant
By: CHARTER COMMUNICATIONS, INC., Sole Manager

Dated: December 20, 2004

By: /s/ Paul E. Martin Name: Paul E. Martin Title: Interim Co-Chief Financial Officer, Senior Vice President and Controller (Co-Principal Financial Officer and Principal Accounting Officer)

CHARTER COMMUNICATIONS HOLDINGS CAPITAL CORPORATION
Registrant

Dated: December 20, 2004

By: /s/ Paul E. Martin Name: Paul E. Martin Title: Interim Co-Chief Financial Officer, Senior Vice President and Controller (Co-Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX
Exhibit Number	Description
10.1

Purchase agreement dated December 1, 2004. (Incorporated by reference to Exhibit 10.1 to the current report on Form 8-K of CCO Holdings, LLC and CCO Holdings Capital Corp. filed on December 20, 2004 (File No. 333-112593)).

10.2

Exchange and Registration Rights Agreement dated December 15, 2004. (Incorporated by reference to Exhibit 10.1 to the current report on Form 8-K of CCO Holdings, LLC and CCO Holdings Capital Corp. filed on December 20, 2004 (File No. 333-112593)).

99.1

Press release dated December 15, 2004. (Incorporated by reference to Exhibit 99.1 to the current report on Form 8-K of CCO Holdings, LLC and CCO Holdings Capital Corp. filed on December 20, 2004 (File No. 333-112593)).